                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 1

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                  July 1, 1998

                             ----------------------
                Date of Report (Date of earliest event reported)

                       TRANSACTION NETWORK SERVICES, INC.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                     0-23856                 54-1555332
         ----------                   ----------             ---------------
(State or other jurisdiction         (Commission              (IRS Employer
 of incorporation or organization)     File No.)             Identification No.)

                1939 Roland Clarke Place, Reston, Virginia 20191
          -------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (703) 453-8300
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         The undersigned registrant, in order to provide the financial statements required to be included in the Current Report on Form 8-K dated July 1, 1998 in connection with the acquisition of certain assets and the assumption of certain liabilities of OmniLink Communications Corporation, hereby amends the following items, as set forth in the pages attached hereto.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements of Business Acquired.

         Report of Independent Public Accountants
         OmniLink Communications Corporation balance sheet as of December 31,
          1997
         OmniLink Communications Corporation statement of operations for the year ended December 31, 1997
         OmniLink Communications Corporation statement of stockholders' deficit for the year ended December 31, 1997
         OmniLink Communications Corporation statement of cash flows for the year ended December 31, 1997
         OmniLink Communications Corporation notes to financial statements OmniLink Communications Corporation comparative balance sheets as of
          June 30, 1998 and 1997
         OmniLink Communications Corporation comparative statements of operations for the six months ended June 30, 1998 and 1997
         OmniLink Communications Corporation comparative statements of cash flows for the six months ended June 30, 1998 and 1997
         OmniLink Communications Corporation notes to financial statements

(b)      Pro Forma Financial Information.

         Transaction Network Services, Inc. pro forma balance sheet as of June
          30, 1998 (unaudited) Transaction Network Services, Inc. pro forma statement of operations for the year ended December 31, 1997 and six months ended June 30, 1998 (unaudited)
         Explanatory notes to pro forma financial statements

(c)      Exhibits

         23.1 Consent of Independent Public Accountants

                    Report of Independent Public Accountants

To the Board of Directors of
OmniLink Communications Corporation:

We have audited the accompanying balance sheet of OmniLink Communications Corporation (the Company) as of December 31, 1997, and the related statements of operations, stockholders' deficit and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OmniLink Communications Corporation as of December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred substantial losses since inception. The future success of the Company is dependent upon the immediate infusion of additional capital, sales in the marketplace and retention of key management personnel. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to those matters are described in Notes 1 and 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Detroit, Michigan,
  August 4, 1998.

                       OMNILINK COMMUNICATIONS CORPORATION

                      BALANCE SHEET AS OF DECEMBER 31, 1997

                                     ASSETS
                                    --------

CURRENT ASSETS:
  Cash and marketable securities ...........................................................................    $    99,046
  Accounts receivable, net .................................................................................        110,816
  Inventory, net ...........................................................................................      1,090,030
  Prepaid expenses and other ...............................................................................         51,246
                                                                                                                -----------
                Total current assets .......................................................................      1,351,138
                                                                                                                -----------
PROPERTY AND EQUIPMENT, at cost:

  Computer equipment .......................................................................................        116,068
  Furniture and fixtures ...................................................................................         18,439
  Machinery and equipment ..................................................................................         80,918
  Leasehold improvements ...................................................................................         20,672
                                                                                                                -----------
           Total ...........................................................................................        236,097

                                                                                                                -----------
  Less- Accumulated depreciation and amortization ..........................................................        124,156

                                                                                                                -----------
                Net property and equipment .................................................................        111,941

                                                                                                                -----------

                                                                                                                $ 1,463,079
                                                                                                                -----------
                                                                                                                -----------
                      LIABILITIES AND STOCKHOLDERS' EQUITY
                     --------------------------------------

CURRENT LIABILITIES:

  Accounts payable .........................................................................................    $   363,601
  Customer deposits ........................................................................................         74,532
  Accrued expenses .........................................................................................        315,221
  Notes payable ............................................................................................      1,220,785
                                                                                                                -----------
                Total current liabilities ..................................................................      1,974,139

                                                                                                                -----------
COMMITMENTS AND CONTINGENCIES:

STOCKHOLDERS' DEFICIT:

  Series A preferred stock, $12.65 par value, 750,000 shares
    authorized, 247,609 issued and outstanding ..............................................................     3,132,254
  Common stock, stated value $.01, 1,500,000 shares authorized,
    148,117 shares issued and outstanding ...................................................................         1,481
  Additional paid-in capital ................................................................................        67,255
  Stock warrants ............................................................................................        21,750
  Retained deficit ..........................................................................................    (3,733,800)
                                                                                                                -----------
                Total stockholders' deficit .................................................................      (511,060)

                                                                                                                -----------

                                                                                                                $ 1,463,079
                                                                                                                -----------
                                                                                                                -----------

         The accompanying notes are an integral part of this statement.

                       OMNILINK COMMUNICATIONS CORPORATION

                             STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

SALES:
  Product sales ............................................................................................  $   713,759
  Service sales ............................................................................................      148,521
                                                                                                              -----------
                                                                                                                  862,280

COSTS OF GOODS SOLD ........................................................................................      443,145

                                                                                                              -----------
GROSS PROFIT ...............................................................................................      419,135

                                                                                                              -----------

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES ...............................................................    2,119,400

RESEARCH AND DEVELOPMENT EXPENSES ..........................................................................    1,009,185

                                                                                                              -----------

NET LOSS ...................................................................................................  $(2,709,450)
                                                                                                              -----------
                                                                                                              -----------

BASIC LOSS PER SHARE (See Note 2) ..........................................................................  $     18.48
                                                                                                              -----------
                                                                                                              -----------

         The accompanying notes are an integral part of this statement.

                       OMNILINK COMMUNICATIONS CORPORATION

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                Series A Convertible
                                                       Stock Warrants              Preferred Stock                 Common Stock
                                                    ---------------------      ------------------------      --------------------
                                                     Shares       Amount        Shares         Amount         Shares       Amount
                                                    --------     --------      --------      ----------      --------      ------

BALANCE - DECEMBER 31, 1996 ......................   $   -        $   -      $148,222      $1,875,008      $145,160     $1,452

  Stock issued during conversion (See Note 3) ....  48,417       36,750        79,625       1,007,256             -          -

  Exercise of options for common stock ...........       -            -             -               -         2,957         29

  Exercise of warrants ........................... (19,762)     (15,000)       19,762         249,990             -          -

  Net loss for the year ended December 31, 1997 ..       -            -             -               -             -          -
                                                  --------     --------      --------      ----------      --------     ------

BALANCE - DECEMBER 31, 1997 ..................... $ 28,655     $ 21,750      $247,609      $3,132,254      $148,117     $1,481
                                                  --------     --------      --------      ----------      --------     ------
                                                  --------     --------      --------      ----------      --------     ------


                                                       Additional
                                                        Paid-in          Retained
                                                        Capital          Deficit             Total
                                                       ----------      -----------        --------
BALANCE - DECEMBER 31, 1996 .........................  $64,327         $(1,024,350)      $   916,437

  Stock issued during conversion (See Note 3) .......        -                   -         1,044,006

  Exercise of options for common stock ..............    2,928                   -             2,957

  Exercise of warrants ..............................        -                   -           234,990

  Net loss for the year ended December 31, 1997 .....        -          (2,709,450)       (2,709,450)
                                                       -------         -----------       -----------

BALANCE - DECEMBER 31, 1997 .........................  $67,255         $(3,733,800)      $(  511,060)
                                                       -------         -----------       -----------
                                                       -------         -----------       -----------

         The accompanying notes are an integral part of this statement.

                       OMNILINK COMMUNICATIONS CORPORATION

                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss ................................................................................................    $(2,709,450)
  Adjustments to reconcile net loss to net cash
    Used in operating activities-
      Depreciation ........................................................................................         72,966
      Amortization of bond discount .......................................................................        (10,875)
      Loss on disposal of property and equipment ..........................................................            500
      Increase (decrease) in cash resulting from changes in-
        Accounts receivable ...............................................................................        (66,761)
        Inventories .......................................................................................       (432,244)
        Prepaid expenses and other ........................................................................        (26,433)
        Accounts payable ..................................................................................        204,651
        Customer deposits .................................................................................         10,972
        Accrued expenses ..................................................................................        293,134
                                                                                                               -----------
                Net cash used in operating activities .....................................................     (2,663,540)
                                                                                                               -----------
CASH FLOWS FROM INVESTING ACTIVITIES:

  Proceeds from sales of property .........................................................................            500
  Purchases of property and equipment .....................................................................        (92,952)
                                                                                                               -----------
          Net cash used in investing activities ...........................................................        (92,452)

CASH FLOWS FROM FINANCING ACTIVITIES:

  Proceeds from issuance of notes payable .................................................................      2,106,660
  Proceeds from issuance of common stock ..................................................................        274,705
  Non-cash expense to induce conversion of debt ...........................................................         96,145
                                                                                                               -----------
                Net cash provided by financing activities .................................................      2,477,510
                                                                                                               -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS .................................................................       (278,482)

CASH AND CASH EQUIVALENTS - beginning of year .............................................................        377,528
                                                                                                               -----------

CASH AND CASH EQUIVALENTS - end of year ...................................................................    $    99,046
                                                                                                               -----------
                                                                                                               -----------


         The accompanying notes are an integral part of this statement.

(1)  DESCRIPTION OF BUSINESS AND RISK FACTORS

           OmniLink Communications Corporation (the Company), was incorporated in May of 1996. It is primarily engaged in the design, marketing and sale of integrated remote access products for use with Integrated Services Digital Network (ISDN) technology. ISDN technology consists of telephone lines designed for high-speed voice and data transmission. The Company's products are utilized for Internet access, telecommunications, electronic commerce, analog voice communication and general data networking.

           The Company is experiencing significant cash flow problems resulting from the Company's failure to meet sales targets. This creates substantial doubt as to the Company's ability to continue as a going concern. At December 31, 1997, the Company was in need of an immediate infusion of capital. See Note 11 for subsequent sale of assets and certain liabilities.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           Cash and Cash Equivalents

              Cash equivalents include highly liquid instruments which are stated at cost, which approximates market.

           Inventories

              As of December 31, 1997, inventories consist of purchased
               components used to assemble the remote access products and finished goods. Inventories are valued on a first-in, first-out basis and approximate the lower of cost or market. As of December 31, 1997, the Company had recorded an inventory reserve of $200,000.

           Property and Equipment

              Property and equipment is carried at cost. Property and equipment is depreciated using the straight-line method over the estimated useful lives of the respective assets ranging from three to ten years. Leasehold improvements are amortized over the life of the improvement or the life of the lease, whichever is shorter.

           Revenue Recognition

              Revenue from product sales is recognized upon shipment of the products. Revenue from service sales is recognized when the service is provided.

           Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           Concentration of Credit Risk

              During 1997, the three largest customers accounted for
               approximately 52% of revenues. At December 31, 1997, the three largest customers comprised approximately 44% of accounts receivable.

           Earnings Per Share

              During 1997, the Company adopted SFAS No. 128, "Earnings Per
               Share," (SFAS 128) which was effective December 15, 1997. The statement changes the calculation of earnings per share to be more consistent with countries outside of the United States. In general, the statement requires two calculations of earnings per share to be more consistent with countries outside of the United States. In general, the statement requires two calculations of earnings per share to be disclosed, basic EPS and diluted EPS. Basic EPS is computed using only weighted average shares outstanding. Diluted EPS is computed using the average share price for the period when calculating the dilution of stock options. In the current year, potentially dilutive equity instruments including stock options, stock warrants, convertible preferred stock, and convertible debt were not considered in the diluted EPS calculation since the effect of their inclusion is anti-dilutive.

(3)  PREFERRED STOCK

             Shares of Series A Preferred stock carry certain rights, privileges and preferences, which include the following:

           Dividends

                The holder of Series A Preferred stock is entitled to a dividend when and as declared by the Board of Directors. Shareholders are also entitled to receive a portion of the dividends declared on common stock equal to the amount that would have been payable in respect of the shares of common stock into which all outstanding shares of Preferred stock could have been converted.

           Conversion

              At the holder's option, each share of Preferred Stock is
               convertible at any time into shares of common stock at the conversion rate, as defined, which is initially equal to one share for one share. The shares shall automatically convert into common stock at the then-effective Series A conversion price as defined upon; (A) the closing of an initial public offering of the Company's common stock, as defined, or (B) the written consent of conversion by at least 70% of the then outstanding Series A shares.

           Voting Rights

              The holder of each outstanding share of Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which each share of Preferred Stock could be converted and to the same voting rights and powers as the holders of common stock.

           Liquidation Preference

              In the event of any liquidation, dissolution or winding up of the
               Company, either voluntarily or involuntarily, the holder of each share of Preferred Stock is entitled to receive, prior to and in preference to any distributions to the holders of common stock, an amount equal to $12.65 per share, subject to adjustment, plus any declared but unpaid dividends on those shares.

(4)  STOCK OPTIONS

             On August 1, 1996 the Company established an incentive stock option plan (the Plan) for employees of the Company. Options are granted at the discretion of the Company's Board of Directors. The maximum number of shares that may be purchased pursuant to options granted under the Plan is 96,416. As of December 31, 1997, 72,056 options have been granted as follows:

                                 Year of Grant                Number of Options             Exercise Price
                                 -------------                -----------------             --------------
                                 1995 ...........................  51,533                      $.10 - $1.00
                                 1997 ...........................  20,523                             $1.00
                                                                   ------
                                      Total .....................  72,056


           Grantees vest in the options at 10% after six months of service and 1/47th for each subsequent month of service. Employees forfeit vested options three months subsequent to termination, except for certain specified exceptions. Of the options granted, 47,470 options are vested and have a life of ten years beyond the grant date. The Company accounts for stock options in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation". The effect of SFAS No. 123 on the exercisable options is immaterial to the financial statements.

              During 1997, 4,673 options have been cancelled, 2,957 have been exercised.

(5)  INCOME TAXES

           The Company accounts for income taxes under SFAS No. 109. Under the provisions of SFAS No. 109, deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax reporting purposes. Deferred tax assets may also be recognized to reflect the expected future benefit from the utilization of net operating loss and tax credit carryforwards. These deferred tax assets will expire in 2012. Deferred tax assets and liabilities are measured by applying current enacted tax laws.

           As of December 31, 1997, the Company has deferred tax assets totalling $1,124,000 primarily resulting from net operating losses. A valuation reserve has been recorded for the full amount of the asset as Management does not believe that it is more likely than not that these amounts will be realized.

(6)  LEASE COMMITMENT

           The Company is obligated under a noncancellable lease agreement for the rental of administrative offices and research and development facilities. Rent expense under this agreement totalled $90,000 in 1997. Future minimum rental payments required under this agreement:


                                1998                                          $114,000
                                1999                                           114,000
                                2000                                           114,000
                                2001                                           114,000
                                2002                                           114,000
                                Thereafter                                     530,000
                                                                            ----------
                                Total                                       $1,100,000
                                                                            ----------
                                                                            ----------

           Subsequent to yearend (see Note 11), substantially all of the assets and certain liabilities of the Company were sold. As part of this transaction, the buyer assumed the lease described above.

(7)   NOTES PAYABLE

           During 1997, the Company issued $1,600,000 of convertible debt. The debt is convertible into Series A Preferred Stock at a ratio of 1 to $12.65. These notes, at year-end, bear interest at rates ranging from 9% to 10% and mature in 1998. At year-end, $1,050,000 of this debt was with shareholders and other related parties. A portion of the debt, $1,150,000, is secured by the Company's assets. Interest expense on this debt was $70,000 during 1997.

           During 1997, the Company induced the conversion of $875,000 in convertible debt plus accrued interest by offering the Series A Preferred stock at a reduced price of $11.44 per share. The cost of $96,145 to induce the conversion was expensed in the current year.

           The Company received a bridge loan from a related party for $500,000.
            The note matures in 1998 and bears interest at prime plus 4.5%. The prime rate at December 31, 1997 was 8.5%.

(8)   STOCK WARRANTS

           At December 31, 1997, the Company had 28,665 detachable stock warrants outstanding with $1,225,000 of its convertible debt (see
            Note 7). Each warrant gives the holder the right to purchase Series A Preferred stock for $12.65 per share. The warrants expire five years after issuance. All warrants issued in 1997 will expire in 2002.

(9)   RELATED PARTY TRANSACTIONS

           During the year, the Company entered into various transactions with shareholders and other related parties. As of December 31, 1997, the Company had customer deposits, convertible debt, and bridge loans of $63,000 and $650,000, and $500,000, respectively, with these related parties. In addition, the Company had sales to a related party of $130,000.

(10)  EMPLOYEE BENEFIT PLAN

           The Company has a 401(k) profit sharing plan for its employees. The benefits are based on years of service and the employees' compensation. The Company did not make an additional discretionary contribution in 1997.

(11)  SUBSEQUENT EVENTS

           Subsequent to year-end, the Company issued $1,300,000 in additional debt to an existing creditor, Transaction Network Services, Inc.
            (TNS).

           On July 1, 1998, TNS acquired substantially all of the assets and assumed certain liabilities (composed principally of trade payables) of the Company. TNS paid consideration of

            $2.5 million, comprised of (a) approximately $600,000 in cash, and (b) approximately $1.9 million by cancellation of promissory notes payable to TNS in the outstanding principal amount of $1.8 million and approximately $100,000 in accrued interest. The terms of the acquisition also include a royalty payment from TNS to the Company of up to approximately 5% per unit based upon future OmniLink product sales. The royalty agreement will terminate upon the earlier of the date that OmniLink will receive royalties aggregating $5,000,000 or June 30, 2001. The Company is continuing certain of its operations in connection with the royalty agreement referred to above. The Company continues to suffer from significant cash flow problems and needs an infusion of capital to continue to operate.

                      OMNILINK COMMUNICATIONS CORPORATION
                                 BALANCE SHEETS


                                                                               June 30,              December 31,
                                                                                 1998                     1997
                                                                             -----------             ------------
                                                                             (unaudited)
CURRENT ASSETS:
        Cash and marketable securities ....................................  $    6,000               $    99,046
        Accounts receivable, net ..........................................      10,862                   110,816
        Inventory, net ....................................................   1,166,315                 1,090,030
        Prepaid expenses and other ........................................      32,784                    51,246
                                                                             -----------             ------------
                Total current assets ......................................   1,215,961                 1,351,138
                                                                             -----------             ------------
PROPERTY AND EQUIPMENT, at cost:
        Computer equipment ................................................     129,377                   116,068
        Furniture and fixtures ............................................      28,682                    18,439
        Machinery and equipment ...........................................      90,105                    80,918
        Leasehold improvements ............................................      20,673                    20,672
                                                                             -----------             ------------
                Total .....................................................     268,837                   236,097
        Less- Accumulated depreciation and amortization ...................     154,921                   124,156
                                                                             -----------             ------------
                Net property and equipment ................................     113,916                   111,941
                                                                             -----------             ------------
                                                                            $ 1,329,877              $  1,463,079
                                                                             -----------             ------------
                                                                             -----------             ------------
CURRENT LIABILITIES:
        Accounts payable .................................................. $   422,490              $    363,601
        Customer deposits .................................................      28,293                    74,532
        Accrued expenses ..................................................     380,999                   315,221
        Notes payable .....................................................   2,487,000                 1,220,785
                                                                             -----------             ------------
                Total current liabilities .................................   3,320,782                 1,974,139
                                                                             -----------             ------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
        Series A perferred stock, $12.65 par value, 750,000 shares
          authorized, 247,609 issued and outstanding ......................    3,132,254                 3,132,254
        Common stock, stated value $.01, 1,500,000 shares authorized
          148,617 and 148,117 shares isssued and outstanding,
          respectively ....................................................        1,486                     1,481
        Additional paid-in capital ........................................       67,750                    67,255
        Stock warrants ....................................................       21,750                    21,750
        Retained deficit ..................................................   (5,214,145)               (3,733,800)
                                                                             -----------             ------------
                Total stockholders' deficit ...............................   (1,990,905)                 (511,060)
                                                                             -----------             ------------
                                                                             $ 1,329,877               $ 1,463,079
                                                                             -----------             ------------
                                                                             -----------             ------------


        The accompanying notes are an integral part of these statements.

                      OMNILINK COMMUNICATIONS CORPORATION
                       UNAUDITED STATEMENTS OF OPERATIONS


                                                          Six Months Ended
                                                              June 30,
                                                   -----------------------------
                                                        1998            1997
                                                   ------------     ------------
SALES:
        Product sales ............................  $   195,271     $   364,673
        Service sales ............................      142,210          65,280
                                                    -----------     ------------
                                                        337,481         429,953

COST OF GOODS SOLD ...............................      300,669         361,138
                                                    -----------     ------------
GROSS PROFIT .....................................       36,812          68,815


SELLING, GENERAL AND ADMINISTRATIVE EXPENSES .....      948,936         672,564

RESEARCH AND DEVELOPMENT EXPENSES ................      568,221         471,752
                                                    -----------     ------------
NET LOSS .........................................   (1,480,345)     (1,075,501)
                                                    -----------     ------------
                                                    -----------     ------------


        The accompanying notes are an integral part of these statements

                      OMNILINK COMMUNICATIONS CORPORATION
                       UNAUDITED STATEMENTS OF CASH FLOWS



                                                                                                    Six Months Ended
                                                                                                        June 30,
                                                                                            -------------------------------
                                                                                                1998                1997
                                                                                            ------------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net loss..........................................................................   $(1,480,345)        $(1,075,501)
        Adjustments to reconcile net loss to net cash
                Used in operating activities-
                        Depreciation and amortization.....................................        28,511             34,258
                        Increase (decrease) in cash resulting from changes in-
                                Accounts receivable.......................................        27,660              5,724
                                Inventories...............................................       (76,285)          (338,772)
                                Prepaid expenses and other................................       (43,919)           (24,147)
                                Accounts payable..........................................     1,399,397            773,867
                                Customer deposits.........................................       (46,241)            67,017
                                Accrued expenses..........................................       128,161             18,415
                                                                                            -------------      -------------
                                        Net cash used in operating activities.............       (63,061)          (539,139)

CASH FLOWS FROM INVESTING ACTIVITIES
        Purchases of property and equipment...............................................       (30,485)           (71,787)
                                                                                            -------------      -------------
                                        Net cash used in investing activities.............       (30,485)           (71,787)

CASH FLOWS FROM FINANCING ACTIVITIES:
        Proceeds from issuance of notes payable...........................................           500                  -
        Proceeds from issuance of common stock............................................             -            250,739
                                                                                            -------------      -------------
                                        Net cash provided by financing activities.........           500            250,739

NET DECREASE IN CASH AND CASH EQUIVALENTS.................................................       (93,046)          (360,187)
CASH AND CASH EQUIVALENTS - beginning of year.............................................        99,046            378,689
                                                                                            -------------      -------------
CASH AND CASH EQUIVALENTS - end of year...................................................        $6,000            $18,502
                                                                                            -------------      -------------
                                                                                            -------------      -------------


        The accompanying notes are an integral part of these statements

(1)  GENERAL

         OmniLink Communications Corporation (the Company), was incorporated in May of 1996. It is primarily engaged in the design, marketing and sale of integrated remote access products for use with Integrated Services Digital Network (ISDN) technology. ISDN technology consists of telephone lines designed for high-speed voice and data transmission. The Company's products are utilized for Internet access, telecommunications, electronic commerce, analog voice communication and general data networking.

         The condensed consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and include, in the opinion of the Company, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of interim period results. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes that its disclosures are adequate to make the information presented not misleading. The results of operations for the six month periods ended June 30, 1998 and 1997 are not necessarily indicative of the results to be expected for the full year.

 (2)  NOTES PAYABLE

         During 1997, the Company issued $1,600,000 of convertible debt. The debt is convertible into Series A Preferred Stock at a ratio of 1 to $12.65. These notes, at year-end, bear interest at rates ranging from 9% to 10% and mature in 1998. At year-end, $1,050,000 of this debt was with shareholders and other related parties. A portion of the debt, $1,150,000, is secured by the Company's assets. Interest expense on this debt was $70,000 during 1997.

         During 1997, the Company induced the conversion of $875,000 in convertible debt plus accrued interest by offering the Series A Preferred stock at a reduced price of $11.44 per share. The cost of $96,145 to induce the conversion was expensed 1997.

        The Company received a bridge loan from a related party for $1,800,000. The note matures in 1998 and bears interest at prime plus 4.5%. The prime rate at June 30, 1998 was 8.5%.

(3)  STOCK WARRANTS

     At June 30, 1998, the Company had 28,665 detachable stock warrants outstanding with $1,225,000 of its convertible debt. Each warrant gives the holder the right to purchase Series A Preferred stock for $12.65 per share. The warrants will expire in 2002.

(4)  RELATED PARTY TRANSACTIONS

     The Company has entered into various transactions with shareholders and other related parties. As of June 30, 1998 Company had customer deposits, convertible debt, and bridge loans of $28,000 and $650,000, and $1,800,000, respectively, with these related parties. In addition, the Company had sales to a related party of $69,000 for the six month period ending June 30, 1998.

 (5)  SUBSEQUENT EVENTS

         On July 1, 1998, TNS acquired substantially all of the assets and assumed certain liabilities (composed principally of trade payables) of the Company. TNS paid consideration of $2.5 million, comprised of (a) approximately $600,000 in cash, and (b) approximately $1.9 million by cancellation of promissory notes payable to TNS in the outstanding principal amount of $1.8 million and approximately $100,000 in accrued interest. The terms of the acquisition also include a royalty payment from TNS to the Company of up to approximately 5% per unit based upon future OmniLink product sales. The royalty agreement will terminate upon the earlier of the date that OmniLink will receive royalties aggregating $5,000,000 or June 30, 2001. The Company is continuing certain of its operations in connection with the royalty agreement referred to above. The Company continues to suffer from significant cash flow problems and needs an infusion of capital to continue to operate.

PRO FORMA FINANCIAL STATEMENTS

         The following unaudited pro forma financial statements gives effect to the acquisition of substantially all of the assets and the assumption of certain liabilities of OmniLink Communications Corporation ("OmniLink") for consideration of $2.5 million composed of (a) approximately $600,000 in cash paid by the Company and (b) approximately $1.9 million by cancellation of OmniLink promissory notes payable to the Company in the outstanding principal amount of $1.8 million (the "Notes") and approximately $100,000 in accrued interest. The accompanying pro forma financial statements assume that the acquisition was made as of June 30, 1998 for the unaudited pro forma balance sheet; as of January 1, 1997 for the unaudited pro forma statement of operations for the year ended December 31, 1997; and as of January 1, 1998 for the six months ended June 30, 1998. Pursuant to the acquisition, the Company will make royalty payments to OmniLink of up to approximately 5% of future OmniLink product sales. The royalty agreement will terminate upon the earlier of the date that OmniLink has received royalties aggregating $5,000,000 or June 30, 2001.

         Prior to the acquisition, OmniLink developed, manufactured and marketed modems for electronic commerce, Internet access, telecommuting and advanced office communications. The Company intends to continue to devote the acquired OmniLink assets to these lines of business for the foreseeable future. The Company has also transferred certain recently acquired proprietary technology to OmniLink for further development and integration into the OmniLink modems; this development effort is intended to support the Company's strategy to offer dial-up ISDN access services to both domestic and international customers who have traditionally relied upon more expensive leased line communications to process transactions originated at both point-of-sale (POS) locations as well as automated teller machines (ATMs).

         In November 1997, the Company loaned OmniLink $500,000, and in 1998, the Company loaned OmniLink an additional $1,300,000. Interest accrued at 13% and the Notes were to mature in November 1998. In connection with making these loans the Company received the exclusive European distribution rights to OmniLink's products used in connection with the provision of POS and ATM services. A limited partnership (the "Partnership"), controlled by the Company's Chief Executive Officer, and a venture capital firm, one of whose managing partners is also a director of the Company, are each minority shareholders of OmniLink and are holders of subordinated notes issued by OmniLink. The Partnership also guaranteed OmniLink's payment of the Notes.

         The acquisition has been accounted for by the purchase method of accounting. The purchase price has been allocated on a preliminary basis to the assets acquired based upon the estimated value of such assets. The unaudited pro forma financial statements do not purport to represent what the Company's results of operations or financial position actually would have been had the acquisition occurred on the dates specified, or to project the Company's results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and do not reflect any benefits from economies which might be achieved from the combined operations. In the opinion of management all adjustments have been made that are necessary to present fairly the unaudited pro forma financial statements.

                 TRANSACTION NETWORK SERVICES, AND SUBSIDIARIES
                       UNAUDITED PRO FORMA BALANCE SHEET

                                                                                As of June 30, 1998
                                                 -----------------------------------------------------------------------------
                                                    TNSI            OMNILINK                ADJUSTMENTS             PRO FORMA
                                                 ---------         ----------              -------------           -----------
ASSETS
CURRENT ASSETS:

    Cash and cash equivalents .................     $6,579                $6                   $(600) (A)              $5,979
                                                                                              (6) (C)
    Short-term investments ....................      5,809               ---                  (1,900) (B)               3,909
    Accounts receivable, net of allowance
     for doubtful accounts ....................     14,619                11                                           14,630
    Inventory .................................        ---             1,166                    (502) (C)                 664
    Other current assets ......................      1,843                33                                            1,876
                                                 ---------          --------                                         ---------
            Total current assets ..............     28,850             1,216                                           27,058
                                                 ---------          --------                                         ---------
EQUIPMENT, at cost:
    Network equipment .........................     36,742               ---                                           36,742
    Office equipment ..........................      5,822               269                                            6,091
    Less - Accumulated depreciation ...........    (17,157)             (155)                                         (17,312)
                                                 ---------          --------                                         ---------
                                                    25,407               114                                           25,521
                                                 ---------          --------                                         ---------
INTANGIBLE ASSETS:
    Software and intangibles ..................     23,507               ---                   1,966 (D)               25,473
    Less - Accumulated amortization ...........     (5,968)              ---                                           (5,968)
                                                 ---------          --------                                         ---------
                                                    17,539               ---                                           19,505
                                                 ---------          --------                                         ---------
OTHER  ASSETS .................................        814               ---                                              814
LONG-TERM INVESTMENTS .........................      5,784               ---                                            5,784
INVESTMENT IN UNCONSOLIDATED AFFILIATE ........      1,999               ---                                            1,999
ASSETS AVAILABLE FOR SALE .....................      8,250               ---                                            8,250
                                                 ---------          --------                                         ---------
            Total assets ......................  $  88,643            $1,330                                          $88,931
                                                 ---------          --------                                         ---------
                                                 ---------          --------                                         ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable and accrued expenses .....  $  9,857            $  832                    (544)(C)              $10,145
    Notes Payable                                       -             2,489                  (1,900)(B)                    -
                                                                                               (589)(C)
DEFERRED INCOME TAX, net of current amount ....        378               ---                                              378
                                                 ---------          --------                                         ---------
            Total liabilities .................     10,235             3,321                                           10,523
                                                 ---------          --------                                         ---------
STOCKHOLDERS' EQUITY ..........................     78,408            (1,991)                  1,991 (E)               78,408
                                                 ---------          --------                                         ---------
            Total liabilities and
              stockholders' equity ............  $  88,643            $1,330                                          $88,931
                                                 ---------          --------                                         ---------
                                                 ---------          --------                                         ---------

                 TRANSACTION NETWORK SERVICES, AND SUBSIDIARIES
                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

                                                                      For the Year Ended December 31, 1997
                                                       -----------------------------------------------------------------------
                                                         TNSI            OMNILINK           ADJUSTMENTS             PRO FORMA
                                                       --------          ---------        --------------            ---------
Revenues ............................................. $63,344              $862              $(130) (F)              $64,076
Cost of network services .............................  35,322               443               (130) (F)               35,635
                                                        --------          ---------                                   --------
Gross profit .........................................  28,022               419                                       28,441
                                                        --------          ---------                                   --------
Other operating expenses:
        Engineering & development ....................   3,431             1,009                                        4,440
        Selling, general & administrative ............   7,941             2,038                                        9,979
        Depreciation .................................   4,793                73                                        4,866
        Amortization of intangibles ..................   1,570                 -                200  (G)                1,770
                                                        --------          ---------                                   --------
               Total other operating expenses ........  17,735             3,120                                       21,055
                                                        --------          ---------                                   --------
Income (loss) from operations ........................  10,287            (2,701)                                       7,386
Interest income (expense) ............................   1,939                (8)              (138) (H)                1,794
                                                        --------          ---------                                   --------

Income (loss) before provision for income taxes ......  12,226            (2,709)                                       9,180
Provision for income taxes ...........................   4,840                 -             (1,260) (I)                3,580
Equity in earnings of unconsolidated affilliate ......       -                 -                                            -
                                                        --------          ---------                                   --------
Net income (loss) ....................................  $7,386           $(2,709)                                      $5,600
                                                        --------          ---------                                   --------
                                                        --------          ---------                                   --------
 Diluted earnings per common share ...................   $0.59                                                          $0.44
                                                        --------                                                      --------
                                                        --------                                                      --------
 Basic earnings per common share .....................   $0.60                                                          $0.46
                                                        --------                                                      --------
                                                        --------                                                      --------

                                                                            For the Six Months Ended June 30, 1998
                                                           ----------------------------------------------------------------------
                                                             TNSI            OMNILINK          ADJUSTMENTS             PRO FORMA
                                                           --------          ---------        -------------            ----------
Revenues .............................................      $38,510              $337             (69) (F)               $38,778
Cost of network services .............................       21,874               301             (69) (F)                22,106
                                                           --------          ---------                                   --------
Gross profit .........................................       16,636                36                                     16,672
                                                           --------          ---------                                   --------
Other operating expenses:
        Engineering & development ....................        2,168               568                                      2,736
        Selling, general & administrative ............        5,185               722                                      5,907
        Depreciation .................................        2,987               129                                      3,116
        Amortization of intangibles ..................        1,092                 -             100  (G)                 1,192
                                                           --------          ---------                                   --------
               Total other operating expenses ........       11,432             1,419                                     12,951
                                                           --------          ---------                                   --------
Income (loss) from operations ........................        5,204            (1,383)                                     3,721
Interest income (expense) ............................          856               (98)            (69) (H)                   689
                                                           --------          ---------                                   --------
Income (loss) before provision for income taxes ......        6,060            (1,481)                                     4,410
Provision for income taxes ...........................        2,395                 -            (675) (I)                 1,720
Equity in earnings of unconsolidated affilliate ......           81                 -                                         81
                                                           --------          ---------                                   --------
Net income (loss) ....................................       $3,746           $(1,481)                                    $2,771
                                                           --------          ---------                                   --------
                                                           --------          ---------                                   --------
 Diluted earnings per common share ...................        $0.29                                                        $0.21
                                                           --------                                                      --------
                                                           --------                                                      --------
 Basic earnings per common share .....................        $0.30                                                        $0.22
                                                           --------                                                      --------
                                                           --------                                                      --------

EXPLANATORY NOTES TO PRO FORMA FINANCIAL STATEMENTS

(A)  Represents cash portion of total consideration

(B)  Represents elimination of note receivable portion of total consideration
(C)  Represents elimination of assets and liabilities not assumed

(D) Represents cost over net assets and liabilities assumed to be amortized on a straight-line basis over a period of 10 years
(E)  Represents elimination of historical equity balance in OmniLink
(F)  Represents elimination of sales to TNS by OmniLink
(G)  Represents amortization of the excess of cost over the net assets
(H) Represents adjustment to interest income due to cash outflow to complete transaction
(I) Represents adjustment for income tax expense to reflect benefit for OmniLink operating losses

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRANSACTION NETWORK SERVICES, INC.

Dated:  September 14, 1998                  By:   /s/ Thaddeus G. Weed
                                                 -------------------------
                                                      Thaddeus G. Weed
                                                      Chief Financial Officer
                                                      and Treasurer